EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-46458), the Registration Statements on Form S-8 (No. 333-149417, No. 333-149416, No. 333-147125, No. 333-147124, No. 333-145046, No. 333-145044, No. 333-140917, No. 333-138422, No. 333-132226, No. 333-127322, No. 333-126581, No. 333-120999, No. 333-118093, No. 333-118088, No. 333-118067, No. 333-112596, No. 333-109914, No. 333-104137, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-76995, No. 333-79675, No. 333-80227, No. 333-81635, No. 333-83770, No. 333-89948, No. 333-93497), and the Registration Statement on Form S-4 (No. 333-62694) of our report dated September 29, 2008 relating to the consolidated financial statements of Yahoo Japan Corporation and Consolidated Subsidiaries as of March 31, 2008 and for the year then ended (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: 1) the differences between accounting principles generally accepted in Japan and accounting principles generally accepted in the United States of America; 2) approval of a proposal authorizing Yahoo Japan Corporation to acquire up to 2% of its issued common shares and its subsequent acquisition; and 3) translation of Japanese Yen amounts into U.S. dollars), appearing in this Amendment No. 2 to the Annual Report on Form 10-K of Yahoo! Inc. for the year ended December 31, 2007.

/s/ Deloitte Touche Tohmatsu

Tokyo, Japan
September 29, 2008